Exhibit 10(c)

                                 Award Agreement

This Award Agreement (the "Agreement") is entered into as of ___________, 2004 (the "Grant Date"), by and between Sprint Corporation, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and _____________ (the "Director"), a director of Sprint for the grant of restricted stock units with respect to Sprint's FON Common Stock, par value $2.00 per share ("FON Stock"), and Sprint's PCS Common Stock, par value $1.00 per share ("PCS Stock").

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.


1. Defined Terms Incorporated from 1997 Long-Term Stock Incentive Program

Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1997 Long-Term Stock Incentive Program (the "Program").

2. Grant of Restricted Stock Units

Sprint hereby grants to Director under the Program _________ FON restricted stock units and _________ PCS restricted stock units (together, the "RSUs"). Each RSU represents the unsecured right to require Sprint to deliver to Director one share of FON Stock for each FON RSU and one share of PCS Stock for each PCS RSU. With respect to 100% of the RSUs, the "vesting date" and "initial delivery date" are on the third anniversary of the Grant Date. The RSUs are governed by, and this Agreement hereby incorporates, the Standard Terms of Other Stock Unit Awards set forth in Section 9(c) of the Program. On each date on which Sprint pays a dividend on the class of common stock underlying an RSU, the RSU will accrue additional whole or fractional RSUs equal to the number of shares of the underlying stock the dividend would buy at the fair market value of the stock on the dividend payment date. These additional shares vest and are subject to delivery at the same time as the shares originally payable under the RSU.

3. Plan Information

Director hereby acknowledges having read the enclosed 1997 Long-Term Stock Incentive Program Plan Information Statement dated February 2004. To the extent not inconsistent with the provisions of this Agreement, the terms of such information statement and the Program are hereby incorporated by this reference.

In Witness Whereof, Sprint has caused this Agreement to be executed by its duly authorized officer and the Director has executed the same as of the Grant Date.


                                          Sprint Corporation



                                      By: _____________________________
                                            Authorized Officer




                                          _____________________________
                                                          , "Director"